TABLE OF CONTENTS

Page No.

Unaudited Condensed Consolidated Balance Sheets

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss

Unaudited Condensed Consolidated Statements of Stockholders' Equity

Unaudited Condensed Consolidated Statements of Cash Flows

Unaudited Notes to Condensed Consolidated Financial Statements

Nginx, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

	March 31,	December 31,
	2019	2018

ASSETS
Current assets
Cash	$31,997,396	$38,316,513
Accounts receivable, net of allowance	7,874,600	6,454,924
Prepaid expenses and other current assets	1,775,684	888,378
Total current assets	41,647,680	45,659,815
Property and equipment, net	1,818,550	1,840,493
Deposits	91,189	278,821
Deferred commissions	2,374,951	—
Deferred income tax assets	1,423,201	405,571
Restricted cash	1,750,000	1,750,000
Total assets	$49,105,571	$49,934,700
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$753,606	$1,237,583
Accrued liabilities	4,695,389	3,733,135
Deferred revenue	10,140,358	19,850,061
Total current liabilities	15,589,353	24,820,779
Long-term liabilities
Deferred revenue, net of current portion	3,504,725	2,869,605
Other liabilities	8,338	8,335
Total long-term liabilities	3,513,063	2,877,940
Total liabilities	19,102,416	27,698,719
Stockholders’ equity
Preferred stock, $0.000001 par value, 31,714,744 and 31,714,744 shares authorized; 31,714,744 and 31,714,744 issued and outstanding with a liquidation preference of $104,638,610 and $104,638,610 as of March 31, 2019 and December 31, 2018, respectively	28	28
Common stock, $0.000001 par value, 44,000,000 and 44,000,000 shares authorized; 9,281,040 and 8,794,596 issued and outstanding as of March 31, 2019 and December 31, 2018, respectively	10	8
Additional paid-in capital	108,771,581	108,161,790
Accumulated other comprehensive income	14,470	4,814
Accumulated deficit	(78,782,934)	(85,930,659)
Total shareholders’ equity	30,003,155	22,235,981
Total liabilities and shareholders’ equity	$49,105,571	$49,934,700
The accompanying notes are an integral part of these condensed consolidated financial statements.

Nginx, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(unaudited)

	Three Months Ended March 31,
	2019	2018

Net revenue
Products	$7,199,305	$4,163,625
Services	1,913,739	1,106,787
Total	9,113,044	5,270,412
Cost of net revenues
Products	—	—
Services	801,207	616,282
Total	801,207	616,282
Gross profit	8,311,837	4,654,130
Operating expenses
Engineering	2,461,660	2,542,520
Sales and marketing	9,700,518	6,666,940
General and administrative	2,997,428	1,997,232
Total operating expenses	15,159,606	11,206,692
Loss from operations	(6,847,769)	(6,552,562)
Other income
Interest income	40,829	10,012
Other income, net	93,308	86,119
Total other income	134,137	96,131
Loss before provision for income taxes	(6,713,632)	(6,456,431)
Income tax benefit	(25,324)	(248,929)
Net loss	(6,688,308)	(6,207,502)
Other comprehensive loss
Foreign currency translation adjustment	9,656	(7,026)
Comprehensive loss	$(6,678,652)	$(6,214,528)
The accompanying notes are an integral part of these condensed consolidated financial statements.

Nginx, Inc.
Condensed Consolidated Statements of Stockholders' Equity
(unaudited)

						Accumulated Other Comprehensive Income (Loss)
	Preferred Stock		Common Stock		Additional Paid-in Capital		Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance, December 31, 2017	19,916,627	$19	8,308,152	$8	$63,330,558	$68,124	$(59,027,241)	$4,371,468
Exercise of stock options	—	—	85,418	1	66,447	—	—	66,448
Stock-based compensation expense	—	—	—	—	268,342	—	—	268,342
Currency translation adjustment	—	—	—	—	—	(7,026)	—	(7,026)
Net loss	—	—	—	—	—	—	(6,207,502)	(6,207,502)
Balance, March 31, 2018	19,916,627	$19	8,393,570	$9	$63,665,347	$61,098	$(65,234,743)	$(1,508,270)

						Accumulated Other Comprehensive Income (Loss)
	Preferred Stock		Common Stock		Additional Paid-in Capital		Accumulated Deficit	Total
	Shares	Amount	Shares	Amount
Balance, December 31, 2018	31,714,744	$28	8,794,596	$8	$108,161,790	$4,814	$(85,930,659)	$22,235,981
Cumulative effect adjustment from adoption of ASC 606	—	—	—	—	—	—	13,836,033	13,836,033
Exercise of stock options	—	—	486,444	2	378,410	—	—	378,412
Stock-based compensation expense	—	—	—	—	231,381	—	—	231,381
Currency translation adjustment	—	—	—	—	—	9,656	—	9,656
Net loss	—	—	—	—	—	—	(6,688,308)	(6,688,308)
Balance, March 31, 2019	31,714,744	$28	9,281,040	$10	$108,771,581	$14,470	$(78,782,934)	$30,003,155
The accompanying notes are an integral part of these condensed consolidated financial statements.

Nginx, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2019	2018

Cash flows from operating activities
Net loss	$(6,688,308)	$(6,207,502)
Adjustments to reconcile net loss to net cash used in operating activities
Realized loss on sale of assets	11,145	—
Stock based compensation	231,381	268,342
Provision for doubtful accounts and sale returns	73,654	—
Depreciation and amortization	160,751	102,647
Deferred income taxes	(2,507,353)	—
Changes in operating assets and liabilities
Accounts receivable	25,580	258,855
Other current assets	(887,303)	(769,876)
Other assets	169,601	(128,305)
Accounts payable and accrued liabilities	478,277	106,827
Deferred revenue	2,375,342	1,072,586
Net cash used in operating activities	(6,557,233)	(5,296,426)
Cash flows from investing activities
Purchases of property and equipment	(149,953)	(136,337)
Net cash used in investing activities	(149,953)	(136,337)
Cash flows from financing activities
Proceeds from the exercise of stock options and warrants	378,412	66,448
Net cash provided by financing activities	378,412	66,448
Net decrease in cash, cash equivalents and restricted cash	(6,328,774)	(5,366,315)
Effect of exchange rates on cash	9,657	(38,572)
Cash, cash equivalents and restricted cash, beginning of period	40,066,513	19,965,221
Cash, cash equivalents and restricted cash, end of period	$33,747,396	$14,560,334

Cash, cash equivalents and restricted cash consisted of the following:
Cash	$31,997,396	$14,560,334
Restricted cash	1,750,000	—
	$33,747,396	$14,560,334
The accompanying notes are an integral part of these condensed consolidated financial statements.

Nginx, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

1.	NATURE OF OPERATIONS

Nginx, Inc. (the "Company") was incorporated in the British Virgin Islands and commenced operations on July 6, 2011. The Company has developed a software application delivery platform for the modern web. Nginx is the world's most popular open source web server and load balancer for high traffic sites, powering over 300 million domains worldwide. The Company's commercial product, NGINX Plus, adds enterprise-ready features for HTTP TCP, and UDP load balancing such as session persistence, health checks, API gateway, advanced monitoring, and management to give users the freedom to innovate without being constrained by hardware infrastructure.

The Company is headquartered in Road Town Tortola, British Virgin Islands and has wholly- owned subsidiaries in the United States (Nginx Software, Inc.), Russian Federation (Nginx LLC), Ireland (Nginx International Limited) and Singapore (Nginx Asia Pacific Ptc Ltd.). The Company's subsidiaries have offices in San Francisco, California; Moscow, Russian Federation; Cork, Ireland; and Playa Lebar Square, Singapore.

Nginx Software, Inc. provides administrative, sales, marketing, product management and product support services, Nginx LLC provides product development and support services, Nginx International Limited provides product management and sales support services, and Nginx Asia Pacific Pte Ltd provides sales and sales support services.

In March 2019, the Company entered into a Merger Agreement with F5 Networks, Inc. (the "Buyer"), pursuant to which the Company has agreed to sell substantially all of its assets and the Buyer has agreed to acquire such assets and assume certain liabilities for a preliminary cash purchase price of $643.2 million, subject to certain adjustments and escrow arrangements. The transaction closed on May 8, 2019.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

In the opinion of the Company, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of March 31, 2019, and its results of operations for the three months ended March 31, 2019, and 2018, and its statements of stockholders' equity for the three months ended March 31, 2019 and 2018, and cash flows for the three months ended March 31, 2019, and 2018. The condensed consolidated balance sheet at December 31, 2018, was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements.

Use of estimates

The preparation of the condensed consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosures of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. Significant estimates included in the condensed consolidated financial statements include the valuation of common stock, assumptions underlying stock-based compensation expense, revenue recognition, and the valuation allowance for deferred tax assets. Actual results could differ from those estimates.

Certain significant risks and uncertainties

The Company is subject to those risks common in technology-driven markets, including, but not limited to, competitive forces, dependence on key personnel, customer demand for its products, the successful protection of its proprietary technologies, compliance with regulations, and the possibility of not being able to obtain additional financing when needed.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk include cash and cash

Nginx, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

equivalents. The Company places most of its cash and cash equivalents with domestic, high-credit quality financial institutions. Cash balances maintained by the Company periodically exceed the federally insured amount. The Company has not experienced any losses in such accounts.

No customers accounted for more than 10% of accounts receivable as of March 31, 2019. No customer accounted for an aggregate of 10% of revenue for the three months ended March 31, 2019 and 2018.

As of December 31, 2018, one customer accounted for an aggregate of 12% of accounts receivable. No other customers accounted for more than 10% of accounts receivable as of December 31, 2018.

Cash and cash equivalents

Cash and cash equivalents consist of short-term, highly liquid investments with maturities of three months or less from the date of purchase. Cash and cash equivalents consist of checking and money market accounts.

Restricted cash

The Company's restricted cash relates to a money market account held at the financial institution to secure a letter of credit required in connection with the Company's office lease.

Accounts receivable allowance

Accounts receivable are stated at amounts due from customers, net of an allowance for doubtful accounts. Accounts that are outstanding longer than their contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the provision for doubtful accounts. The allowance for doubtful accounts and the intra-period activity was immaterial as of and for the three months ended March 31, 2019 and 2018.

Property and equipment

Depreciation and amortization of property and equipment is computed using the straight-line method over the following estimated useful lives:

Computer equipment	3 years
Office equipment, furniture and fixtures	5 years
Leasehold improvements	Lesser of useful life or remaining lease term

Repair and maintenance expenditures, which are not considered improvements and do not extend the useful life of an asset, are expensed as incurred.

Impairment of long-lived assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable based on expected undiscounted cash flows attributable to that asset. The amount of any impairment is measured as the difference between the carrying value and the fair value of the impaired asset. The Company recorded no impairment of long-lived assets during the three months ended March 31, 2019 and 2018.

Fair value of financial instruments

The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts receivable, deposits, accounts payable, accrued liabilities and deferred revenue approximate fair value because of the short

Nginx, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

maturity of those instruments.

Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, and requires that fair value measurements be classified and disclosed in one of the following three categories:

•	Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities.

•
Level 2 - Valuations based on other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

•	Level 3 - Valuations based on inputs that are generally unobservable and typically reflect management's estimates of assumptions that market participants would use in pricing the asset or liability.

Deferred revenue

Deferred revenue primarily consists of billings or payments received in advance for the Company's subscription or professional services and are recognized as and when the revenue recognition criteria are met.

Revenue recognition

On January 1, 2019, the Company adopted the new revenue recognition standard by applying the modified retrospective approach to those contracts which were not completed as of January 1, 2019. Results for reporting periods beginning after January 1, 2019 are presented under the new revenue recognition standard, while prior period amounts are not adjusted and continue to be reported under the accounting standards in effect for the prior periods.

The Company sells its products through distributors or resellers in the United States and certain international markets. Revenues from products sold through distributors or resellers are generally recognized on the sell-in basis. Such resellers purchase subscriptions solely for end-user arrangements, which are specifically identified on the reseller purchase order, rather than for their inventory. The Company grants no refunds or price adjustment rights to its resellers.

Revenue related to the Company's contracts with customers is recognized by following a five-step process:

•	Identify the contract(s) with a customer. Evidence of a contract generally consists of a purchase order issued pursuant to the terms and conditions of a distributor, reseller or end user agreement.

•
Identify the performance obligations in the contract. Performance obligations are explicitly identified in the Company's contracts and include hardware-based software, software-only solutions, cloud-based subscription services as well as a broad range of service performance obligations including consulting, training, installation and maintenance.

•
Determine the transaction price. The purchase price stated in an agreed upon purchase order is generally representative of the transaction price. The Company does not offer discounts, rebates, refunds, credits, price concessions, incentives, performance bonuses, penalties or other similar items in its contracts, except for fixed discounts.

•
Allocate the transaction price to the performance obligations in the contract. The transaction price in a contract is allocated based upon the relative standalone selling price of each distinct performance obligation identified in the contract.

•
Recognize revenue when (or as) the entity satisfies a performance obligation. The Company satisfies performance obligations either over time or at a point in time as discussed in further detail below. Revenue is recognized at the time the related performance obligation is satisfied by transferring control of promised products and services to a customer.

The Company primarily derives revenue from the sale of software time-based licenses. Time-based license fees include the software license, updates and support sold as a single bundle. The term of the license is typically twelve months, although terms may be shorter or longer depending on the customer's requirements.

Nginx, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

The Company's customers download the software over the Internet. License revenue is recognized at a point in time, when the Company delivers the key to download the software to the customer and the subscription has commenced. Fees from professional services which are not associated or part of the ongoing license contracts are recognized as the services are performed, and generally agreed under a separate arrangement from the license agreement.

The Company typically grants its customers net 30 days payment terms, but some payments are collected in advance via check, wire or credit card upon receipt of an order. The Company's practice is to not allow its customers to return their software products and enforce the terms of the contracts. Past sales returns have been insignificant.

Contract acquisition costs

Sales commissions earned by the Company's salesforce are considered incremental and recoverable costs of obtaining a contract with a customer. Sales commissions for subscription offerings are deferred and then amortized as an expense on a straight-line basis over the period of benefit which management has determined to be 2.5 years. Capitalized contract acquisition costs are reviewed for impairment at each balance sheet date.

Significant Judgments

The Company’s contracts with customers often include promises to transfer multiple products and services. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment.

Judgment is also required to determine the standalone selling price (SSP) for each distinct performance obligation. The Company sells post-contract customer support (PCS), subscriptions and professional services on a standalone basis and therefore uses a population of historical standalone sales to determine fair value. For distinct performance obligations that the Company does not generally sell on a standalone basis (hardware and perpetual software), a combination of the adjusted market assessment approach and the expected cost plus a margin approach are used to estimate the SSP.

Stock-based compensation

The Company has a stock incentive plan under which stock-based awards are granted to employees, directors and consultants. All stock-based payments to employees and directors, including employee stock options, are recognized in the condensed consolidated financial statements based on their respective grant date fair values.

The Company estimates the fair value of stock-based payment awards on the date of grant using the Black-Scholes-Merton option pricing model. The model requires management to make a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. The value of the portion of the award that is ultimately expected to vest is recognized ratably over the requisite service periods in the Company's statements of operations and comprehensive loss. These expense amounts have been reduced by using an estimated forfeiture rate.

The Company estimates the fair value of stock options issued to non-employees using the Black- Scholes-Merton option pricing model. Stock-based compensation expense for options granted to non-employees is periodically re-measured as the underlying options vest. The Company recognizes an expense throughout the performance period as the services are provided by the non-employees, based on the fair value of these options at each reporting period.

Income taxes

The Company accounts for income taxes using an asset and liability approach. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Operating loss and tax credit carryforwards are measured by applying currently enacted tax laws. Valuation allowances are provided when necessary to reduce net deferred tax assets to an amount that is more likely than not to be realized.

The tax effect of a position is recognized only if it is more likely to be sustained based solely on its technical merits as of the reporting date and only in an amount more likely than not to be sustained upon review by the tax authorities. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may

Nginx, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

require periodic adjustments and may not accurately anticipate actual outcomes.

Research and development

Research and development costs are charged to engineering expenses as incurred on the condensed consolidated statement of operations.

Foreign currency transactions

The financial information for the Company's subsidiaries in Russia, Ireland, and Singapore is measured using the local currency as the functional currency. Foreign currency-denominated assets and liabilities are translated into U.S. dollars using the exchange rate at the balance sheet date. Revenue and expenses are translated using average exchange rates prevailing throughout the year. Any translation adjustments resulting from this process are shown separately as a component of other comprehensive income (loss). Foreign currency transactions gains and losses are included in net loss for the period.

Recent accounting pronouncements

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606) (ASU 2014-09). ASU 2014-09 and the related amendments outline a new, single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. The new model requires revenue recognition to depict the transfer of promised goods or services to customers in an amount that reflects the consideration a company expects to receive in exchange for those goods or services. The Company adopted this new accounting standard and the related amendments on January 1, 2019 using the modified retrospective method. See Note 3 - Revenue from Contracts with Customers for further details.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (ASU 2016-02), which requires lessees to recognize on the balance sheet a right-of-use asset, representing its right to use the underlying asset for the lease term, and a corresponding lease liability for all leases with terms greater than twelve months. The Company’s leases consist of operating leases for its offices and lab spaces. The guidance also requires qualitative and quantitative disclosures designed to assess the amount, timing and uncertainty of cash flows arising from leases. Adoption of the new lease standard requires measurement of leases at the beginning     of the earliest period presented on a modified retrospective basis. The new standard will be effective for the Company beginning January 1, 2020. The Company anticipates that its long-term leases for office space will be recognized as lease liabilities and corresponding right-of-use assets.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not have, or are not expected to have, a material impact on our present or future consolidated financial statements.

3.	REVENUE FROM CONTRACTS WITH CUSTOMERS

In May 2014, the Financial Accounting Standards Board issued an accounting standard update ("ASC 606") on revenue recognition. The new guidance creates a single, principle-based model for revenue recognition that expands and improves disclosures about revenue. On January 1, 2019, the Company adopted the accounting standard update for revenue from contracts with customers on a modified retrospective basis, applying the practical expedient to all contracts that the Company had not completed as of January 1, 2019. The Company elected the modified retrospective method of adoption; and consequently, results for reporting periods beginning after January 1, 2019 are presented under the new revenue standard, while prior period amounts are not adjusted and continue to be reported under the revenue accounting literature in effect during those periods.

Nginx, Inc.
Notes to Condensed Consolidated Financial Statements
(unaudited)

The following table summarizes the impact of adopting ASC 606 on the Company's consolidated balance sheet as of the date of adoption, January 1, 2019. This table does not represent the full consolidated balance sheet as it only reflects the accounts impacted by the adoption of ASC 606.

	Ending Balance as of December 31, 2018 (ASC 605)	ASC 606 Adjustments	Beginning Balance as of January 1, 2019 (ASC 606)
Assets
Prepaid expenses and other current assets[1]	$888,378	$1,518,910	$2,407,288
Deferred tax assets	$405,571	$(1,489,723)	$(1,084,152)
Deferred commissions	$—	2,356,920	$2,356,920
Liabilities and Shareholders' Equity
Deferred revenue	$19,850,061	$(10,208,798)	$9,641,263
Deferred revenue, net of current portion	$3,504,725	$(1,241,127)	$2,263,598
Accumulated deficit	$(85,930,659)	$13,836,033	$(72,094,626)

(1)	Upon the adoption of ASC 606, unbilled accounts receivable is reported as part of prepaid expenses and other current assets.

The Company recorded a net reduction to accumulated deficit of $13.8 million as of January 1, 2019 as a result of the transition, with the impact primarily related to the cumulative effect of a decrease in deferred revenue of $11.4 million from the upfront recognition of the software component of term licenses, an increase to prepaid expenses and other current assets of $1.5 million associated with unbilled receivables, a decrease of $1.5 million in deferred taxes, and an increase in capitalized costs associated with acquiring contracts of $2.4 million.

The adoption of ASC 606 had an immaterial impact to the Company's consolidated income statement and statement of cash flows for the three months ended March 31, 2019.

There was no significant activity within unbilled receivables, capitalized contract acquisitions costs, and deferred revenue during the three months ended March 31, 2019. In addition, revenue expected to be recognized on remaining performance obligations is not considered relevant given the acquisition by F5 Networks, Inc. which closed on May 8, 2019.